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                                                                 EXHIBIT (4) - 3

                              PLACEMENT AGREEMENT,
                          DATED AS OF FEBRUARY 9, 2001,
                                  BY AND AMONG
                        FIRST TENNESSEE CAPITAL MARKETS,
                         KEEFE, BRUYETTE & WOODS, INC.,
                     HERITAGE FINANCIAL HOLDING CORPORATION,
                    AND HERITAGE FINANCIAL STATUTORY TRUST I

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                     HERITAGE FINANCIAL HOLDING CORPORATION

                            10,000 CAPITAL SECURITIES


                            10.20% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER CAPITAL SECURITY)


                               PLACEMENT AGREEMENT

                              --------------------

                                                                February 9, 2001



First Tennessee Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
Two World Trade Center
New York, New York  10048

Ladies and Gentlemen:

         Heritage Financial Holding Corporation, a Delaware corporation (the "Company"), and its financing subsidiary, Heritage Financial Statutory Trust I, a Connecticut statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement with you as placement agents (the "Placement Agents"), as follows:

                        ISSUANCE AND SALE OF SECURITIES.

         INTRODUCTION. The Offerors propose to issue and sell at the Closing (as defined in Section 0 hereof) 10,000 of the Trust's 10.20% Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to Preferred Term Securities II, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date, between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

         OPERATIVE AGREEMENTS. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Capital Securities. The entire proceeds from the sale by the Trust to the holders of the Capital Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $10,310,000 in principal amount of the 10.20% Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated

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Declaration of Trust among State Street Bank and Trust Company of Connecticut,
National Association, as institutional trustee (the "Institutional Trustee"), the Administrators named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debentures shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee (the "Indenture Trustee"). The documents identified in this
Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents."

         RIGHTS OF PURCHASER. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Company agrees that the Purchaser shall be and hereby is entitled to the benefit of, and to rely upon, the provisions of this Agreement which are incorporated by reference into the Subscription Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

         LEGENDS. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

                         PURCHASE OF CAPITAL SECURITIES.

         EXCLUSIVE RIGHTS; PURCHASE PRICE. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

         SUBSCRIPTION AGREEMENT. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

                        CLOSING AND DELIVERY OF PAYMENT.

         CLOSING; CLOSING DATE. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the "Closing") at the offices of Lewis, Rice & Fingersh, L.C., at 10:00 a.m. (St. Louis Time) on February 22, 2001, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date"); provided, however, that in no event shall the Closing Date occur later than February 28, 2001 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

         DELIVERY. The certificate for the Capital Securities shall be in definitive form, registered in the name of the Purchaser and in the aggregate amount of the Capital Securities purchased by the Purchaser.

         TRANSFER AGENT. The Offerors shall deposit the certificate representing the Capital Securities with the Institutional Trustee or other appropriate party prior to the Closing Date.


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                      PLACEMENT AGENTS' FEES AND EXPENSES.

         PLACEMENT AGENTS' COMPENSATION. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay an aggregate of $30.00 for each $1,000 of principal amount of Debentures sold to the Trust (excluding the Debentures related to the Common Securities purchased by the Company). Of this amount, $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to First Tennessee Capital Markets and $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

         COSTS AND EXPENSES. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; the reasonable costs and charges of any trustee, transfer agent or registrar and the fees and disbursements of counsel to any trustee, transfer agent or registrar attributable to the Debentures and the Capital Securities; all reasonable expenses incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

         FAILURE TO CLOSE. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (Eastern Time) on February 28, 2001, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 0 and 9 hereof shall not be so relieved and shall continue in full force and effect.

         CLOSING CONDITIONS. The obligations of the Purchaser and the Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

         OPINIONS OF COUNSEL. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing
Date: (a) from [name of counsel], counsel for the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Bingham Dana LLP, special Connecticut counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference and (c) from Lewis, Rice & Fingersh, L.C., special tax counsel to the Offerors, and addressed to the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, subject to the receipt by Lewis, Rice & Fingersh, L.C. of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to Lewis, Rice & Fingersh, L.C. (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents


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as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice.

         OFFICER'S CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received certificates from the Chief Executive Officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (iii) covering such other matters as the Placement Agents may reasonably request.

         ADMINISTRATOR'S CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 hereof are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

         PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The purchase of and payment for the Capital Securities shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

         CONSENTS AND PERMITS. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

         SALE OF PURCHASER SECURITIES. The Purchaser shall have sold securities issued by the Purchaser in an amount such that the net proceeds of such sale shall be (i) available on the Closing Date and (ii) in an amount sufficient to purchase the Capital Securities.

         INFORMATION. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.


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         If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

         CONDITIONS TO THE OFFERORS' OBLIGATIONS. The obligations of the Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

         EXECUTED AGREEMENT. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

         FULFILLMENT OF OTHER OBLIGATIONS. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

         REPRESENTATIONS AND WARRANTIES OF THE OFFERORS. The Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as follows:

                             SECURITIES LAW MATTERS.

         Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Capital Securities, the Guarantee and the Debentures or any other securities to be issued or which may be issued by the Purchaser (collectively, the "Securities") under the Securities Act.

         Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Placement Agents) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities or any other securities to be issued or which may be issued by the Purchaser.

         The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act") without regard to Section 3(c) of the Investment Company Act.

         Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

         ORGANIZATION, STANDING AND QUALIFICATION OF THE TRUST. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to


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conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         THE TRUST AGREEMENT. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Institutional Trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) to general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee of the Company or a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

         THE GUARANTEE AGREEMENT AND THE INDENTURE. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

         THE CAPITAL SECURITIES AND COMMON SECURITIES. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

         THE DEBENTURES. The Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

         POWER AND AUTHORITY. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.

         NO DEFAULTS. The Trust is not in violation of the Trust Agreement or, to the knowledge of the Administrators, any provision of the Statutory Trust Act. The execution, delivery and performance by


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the Company or the Trust of the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have an adverse effect on the consummation of the transactions contemplated herein or therein or an adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects of the Company and its subsidiaries taken as whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"), nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body.

         ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         SUBSIDIARIES OF THE COMPANY. Each of the Company's "significant subsidiaries" (as defined in Section 1-02 of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) is listed in Exhibit C attached hereto and incorporated herein by this reference. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such Significant Subsidiaries to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         PERMITS. The Company and each of its Significant Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained and maintained, would have a Material Adverse Effect, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved is the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and the Company and its Significant Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would have a Material Adverse Effect.

         CONFLICTS, AUTHORIZATIONS AND APPROVALS. Except as previously disclosed to the Placement Agents in writing, neither the Company nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the


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Company or any of the Significant Subsidiaries is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.

         BANK HOLDING COMPANY ACT, FEDERAL RESERVE AND FEDERAL DEPOSIT INSURANCE CORPORATION. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, or as a financial holding company under the Gramm-Leach-Bliley Act and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary bank(s) are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

                              FINANCIAL STATEMENTS.

         FINANCIAL STATEMENTS. The consolidated balance sheets of the Company and all of its subsidiaries as of December 31, 1999 and December 31, 1998 and related consolidated income statements and statements of changes in shareholders' equity for the three (3) years ended December 31, 1999 together with the notes thereto, and the consolidated balance sheets of the Company and all of its subsidiaries as of September 30, 2000 and the related consolidated income statements and statements of changes in shareholders' equity for the nine
(9) months then ended, copies of each of which have been provided to the Placement Agents (together, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and all of its subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of the Company and all of its subsidiaries have been, and are being, maintained in all material respect in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

         FRY-9C. The Company's report on FRY-9C dated September 30, 2000 (the "FRY-9C") previously provided to the Placement Agents is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Company and all of its subsidiaries.

         NO MATERIAL ADVERSE CHANGE. Since the respective dates of the Financial Statements and the FRY-9C, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its subsidiaries, taken as a whole.

         REGULATORY ENFORCEMENT MATTERS. Except as previously disclosed to the Placement Agents in writing, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 1998, a recipient of any supervisory letter from, or since January 1, 1998, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised since January 1, 1998, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or


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exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Significant Subsidiaries.

         NO MATERIAL CHANGE. Except as previously disclosed to the Placement Agents in writing, since December 31, 1999, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis.

         NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in the Financial Statements, and (iii) as may be specifically disclosed in writing to the Placement Agents.

         LITIGATION. Except as previously disclosed to the Placement Agents in writing, no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Offerors, threatened, against or affecting the Offerors or any of their respective properties before or by any courts or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect or an adverse effect on the consummation of this Agreement or the transactions contemplated herein.

         DEFERRAL OF INTEREST PAYMENTS ON DEBENTURES. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

         REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENTS. Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

                    ORGANIZATION, STANDING AND QUALIFICATION.

         First Tennessee Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. First Tennessee Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of First Tennessee Capital Markets.

         Keefe, Bruyette & Woods, Inc. is a corporation, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

         POWER AND AUTHORITY. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         GENERAL SOLICITATION. In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Capital Securities.

         PURCHASER. The Placement Agent has made such reasonable inquiry as is necessary to a determination that the Purchaser is acquiring the Capital Securities for its own account and that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws and that the Purchaser is not a "U.S. person" as that term is defined under Rule 902 of the Securities Act.

         QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS. The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S under the Securities Act or (ii) to those the Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act) or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act and that in connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the purchaser of any Capital Securities is aware that such sale is being made in reliance on an exemption under the Securities Act.

         6.6. OFFERING CIRCULARS. Neither the Placement Agents nor their representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Trust and the Company.

         COVENANTS OF THE OFFERORS. The Offerors covenant and agree with the Placement Agents and the Purchaser as follows:

         COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         SALE AND REGISTRATION OF SECURITIES. The Offerors and their Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities, the Debentures or the Guarantee or
(ii) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the securities under the Securities Act.

         USE OF PROCEEDS. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debentures from the Company.

         INVESTMENT COMPANY. The Offerors shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

         REIMBURSEMENT OF EXPENSES. If the sale of the Capital Securities provided for herein is not consummated because any condition set forth in
Section 3 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 0 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in 0.

         DIRECTED SELLING EFFORTS, SOLICITATION AND ADVERTISING. In connection with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, (other than the Placement Agents) to (i) engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act or
(ii) engage in any form of general solicitation or general advertising (with the meaning of Regulation D under the Securities Act).

         COMPLIANCE WITH RULE 144A(D)(4) UNDER THE SECURITIES ACT. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.7 hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         QUARTERLY REPORTS. Within 50 days of the end of each calendar year quarter and within 100 days of the end of each calendar year, the Offerors shall submit to The Chase Manhattan Bank a completed quarterly report in the form attached hereto as Exhibit D. The Offerors acknowledge and agree that The Chase Manhattan Bank and its successors and assigns is a third party beneficiary of this provision.

         COVENANTS OF THE PLACEMENT AGENTS. The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 hereof to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

                                INDEMNIFICATION.

         INDEMNIFICATION OBLIGATION. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgments, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

         CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but the omission to so notify the Offerors shall not relieve them from any liability which the Offerors may have to any Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

         CONTRIBUTION. If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors and the Placement Agents in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 0 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 0; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 0 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 0 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 0. The amount paid or payable by an Indemnified Party, as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this Section 0 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party, in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         ADDITIONAL REMEDIES. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

         ADDITIONAL INDEMNIFICATION. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

                RIGHTS AND RESPONSIBILITIES OF PLACEMENT AGENTS.

         RELIANCE. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

         RIGHTS OF PLACEMENT AGENTS. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

                                 MISCELLANEOUS.

         NOTICES. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

         if to the Placement Agents, to:

                                          First Tennessee Capital Markets
                                          845 Crossover Lane, Suite 150
                                          Memphis, Tennessee  38117
                                          Telecopier: (901) 435-4706
                                          Telephone: (800) 456-5460
                                          Attention: James D. Wingett
                                                      and

                                          Keefe, Bruyette & Woods, Inc.
                                          Two World Trade Center
                                          New York, New York  10048
                                          Telecopier: (212) 323-8404
                                          Telephone: (800) 966-1559
                                          Attention: Mitch Kleinman, Esq.

         with a copy to:

                                          Lewis, Rice & Fingersh, L.C.
                                          500 North Broadway, Suite 2000
                                          St. Louis, Missouri  63102
                                          Telecopier: (314) 241-6056
                                          Telephone: (314) 444-7600
                                          Attn: Thomas C. Erb, Esq.

                                                      and

                                          Brown & Wood LLP
                                          One World Trade Center
                                          New York, New York  10048
                                          Telecopier: (212) 839-5599
                                          Telephone: (212) 839-5300
                                          Attention: Renwick Martin, Esq.

         if to the Offerors, to:

                                          Heritage Financial Holding Corporation
                                          211 Lee Street NE
                                          Decatur, Alabama  35601
                                          Telecopier: (256) 351-6545
                                          Telephone: (256) 355-6545
                                          Attn: Reggie Gilbert
         with a copy to:

                                          Haskell Slaughter & Young, L.L.C.
                                          1200 AMSouth/Harbert Plaza
                                          1901 Sixth Avenue North
                                          Birmingham, AL  35203
                                          Attn: Kim Hager

         All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed,
(iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

         PARTIES IN INTEREST, SUCCESSORS AND ASSIGNS. Except as expressly set forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF
LAWS) OF THE STATE OF NEW YORK.

         ENTIRE AGREEMENT. This Agreement, together with the other Operative Documents and the other documents delivered in connection with this transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Operative Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the

Placement Agents' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

         SURVIVAL. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

                       signatures appear on the next page

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                        Very truly yours,

                                        HERITAGE FINANCIAL HOLDING CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        HERITAGE FINANCIAL STATUTORY TRUST I


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: Administrator



CONFIRMED AND ACCEPTED,
as of the date first set forth above


FIRST TENNESSEE CAPITAL MARKETS,
A DIVISION OF FIRST TENNESSEE BANK, N.A.,
AS A PLACEMENT AGENT


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


KEEFE, BRUYETTE & WOODS, INC.
A NEW YORK CORPORATION, AS A PLACEMENT AGENT


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                   EXHIBIT A
                         FORM OF SUBSCRIPTION AGREEMENT


                      HERITAGE FINANCIAL STATUTORY TRUST I
                     HERITAGE FINANCIAL HOLDING CORPORATION


                             SUBSCRIPTION AGREEMENT

                               FEBRUARY 22, 2001

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among Heritage Financial Statutory Trust (the "Trust"), a statutory trust created under the Connecticut Statutory Trust Act (Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq.), Heritage Financial Holding Corporation, a Delaware corporation, with its principal offices located at 211 Lee Street NE, Decatur, Alabama 35601 (the "Company" and, collectively with the Trust, the "Offerors"), and Preferred Term Securities II, Ltd. (the "Purchaser").

                                   RECITALS:

         A. The Trust desires to issue 10,000 of its 10.20% Capital Securities (the "Capital Securities"), liquidation amount $1,000 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, State Street Bank and Trust Company of Connecticut, National Association, the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Guarantee"); and

         B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of 10.20% Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture"); and

         C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                    PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1. Upon the execution of this Subscription Agreement, the Purchaser hereby agrees to purchase from the Trust 10,000 Capital Securities at a price equal to $1,000 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on February 22, 2001, or such other business day as may be designated by the Purchaser, but in no event later than February 28, 2001 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

         1.2. The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

         1.3. The Placement Agreement, dated February 9, 2001 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1. The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

         2.2. The Purchaser represents, warrants and certifies that it is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act , that it is not acquiring the securities for the account or benefit of any U.S. person, and that the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S of the Securities Act.

         2.3. The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act.

         2.4. The Purchaser has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

         2.5. Purchaser is a Cayman Islands Company whose business includes issuance of certain notes and acquiring the Capital Securities and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities and it is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

         To the Offerors:          Heritage Financial Holding Corporation
                                   211 Lee Street NE
                                   Decatur, Alabama  35601
                                   Attention:  Reggie Gilbert

         To the Purchaser:         Preferred Term Securities II, Ltd.
                                   c/o QSPV, Limited
                                   P.O. Box 1093 GT
                                   Queensgate House
                                   South Church Street
                                   George Town, Grand Cayman
                                   Grand Cayman Islands, British West Indies
                                   Attention:  The Directors/603484
                                   Fax:  (345) 945-7100

                  Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

         3.4. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.5. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.6. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                    Signatures appear on the following page

         IN WITNESS WHEREOF, I have set my hand the day and year first written above.


PREFERRED TERM SECURITIES II, LTD.


By:
   --------------------------------------------------
Print Name:
            -----------------------------------------
Title:
       ----------------------------------------------

         IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.


                                    HERITAGE FINANCIAL HOLDING CORPORATION


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------



                                    HERITAGE FINANCIAL STATUTORY TRUST I


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title: Administrator

                                  EXHIBIT B-1

                        FORM OF COMPANY COUNSEL OPINION

                               February 22, 2001


Preferred Term Securities II, Ltd.                    First Tennessee Capital Markets
P. O. Box 1093 GT                                              845 Crossover Lane, Suite 150
Queensgate House                                               Memphis, Tennessee  38117
South Church Street
George Town, Grand Cayman                                      Keefe, Bruyette & Woods, Inc.
Grand Cayman Islands                                           Two World Trade Center
British West Indies                                            New York, New York  10048

Ladies and Gentlemen:

         We have acted as counsel to Heritage Financial Holding Corporation (the "Company"), a Delaware corporation in connection with a certain Placement Agreement, dated February 9, 2001, (the "Placement Agreement"), between the Company and Heritage Financial Statutory Trust I (the "Trust"), on one hand, and First Tennessee Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to Preferred Term Securities II, Ltd. (the "Purchaser"), $10,000,000 aggregate principal amount of 10.20% Capital Securities (liquidation amount $1,000.00 per capital security) (the "Capital Securities").

         Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Placement Agreement

         The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Delaware.

         We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company's Articles of Incorporation, as amended, and its By-Laws, as amended; and (b) such corporate documents, records, information and certificates of the Company and its subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its subsidiaries and the Trust.

         Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 1831o or 12 U.S.C. Section 55.

         2. The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of the Placement Agreement and the Operative Documents has been duly authorized by all necessary actions of the Company. Other than for outstanding stock options and warrants issued by the Company with respect to shares of common stock of the Company, there are no preemptive or other rights to subscribe for or to purchase any shares of


                                     B-1-1
capital stock or equity securities of the Company or the Significant Subsidiaries pursuant to the corporate Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or the Significant Subsidiaries, or, to the best of our knowledge, any agreement or other instrument to which either Company or the Subsidiaries is a party or by which the Company or the Significant Subsidiaries may be bound.

         3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

         4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

         5. The Debentures have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

         6. Neither the Company, the Trust, nor any other subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of Incorporation or Charter, By-Laws or other governing documents (including without limitation, the Trust Agreement). The execution, delivery and performance of the Placement Agreement and the Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or its subsidiaries pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its subsidiaries, or to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its subsidiaries or any of their respective properties which, in each case, is material to the Company and its subsidiaries on a consolidated basis.

         7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the transactions contemplated by the Placement Agreement and the Operative Documents in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement and the Operative Documents.

         8. To the best of our knowledge (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Offerors or its subsidiaries is or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Offerors or its subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition


                                     B-1-2

(financial or otherwise), earnings, affairs, business, or results of operations of the Offerors and its subsidiaries on a consolidated basis.

         9. It is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

         10. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

         The opinion expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter is based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Subsidiaries.

         With respect to the foregoing opinions, since no member of this firm is actively engaged in the practice of law in the States of Connecticut or New York, we do not express any opinions as to the laws of such states and have (i) relied, with your approval, upon the opinion of Bingham Dana LLP with respect to matters of Connecticut law and (ii) assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of New York are substantively identical to the laws of the State of Delaware, without regard to conflict of law provisions.

         This Opinion Letter is rendered to you solely pursuant to Section 3.1(a) of the Placement Agreement. As such, it may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.


                                             Very truly yours,


                                     B-1-3

                                  EXHIBIT B-2

                      FORM OF CONNECTICUT COUNSEL OPINION

TO THE PARTIES LISTED
ON SCHEDULE I HERETO

Ladies and Gentlemen:

         We have acted as special counsel in the State of Connecticut (the "State") for Heritage Financial Statutory Trust I (the "Trust"), a Connecticut statutory trust formed pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement") dated as of February 22, 2001, among Heritage Financial Holding Corporation, a Delaware corporation (the "Sponsor"), State Street Bank and Trust Company of Connecticut, National Association, a national banking association ("State Street"), in its capacity as Institutional Trustee (the "Institutional Trustee"), and Reginald Gilbert and John Whitley, each, an individual, (each, an "Administrator") in connection with the issuance by the Trust to the Holders (as defined in the Trust Agreement) of its capital securities (the "Capital Securities") pursuant to the Placement Agreement dated as of February 9, 2001 (the "Placement Agreement"), the issuance by the Trust to the Sponsor of its Common Securities, pursuant to the Trust Agreement and the acquisition by the Trust from the Sponsor of Debentures, issued pursuant to the Indenture dated as of February 22, 2001 (the "Indenture").

         The Institutional Trustee has requested that we deliver this opinion to you in accordance with Section 3.1(b) of the Placement Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in the Operative Documents (as defined below).

         Our representation of the Trust has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street, and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

         We have examined the following documents to which the Trust is a party, each of which is dated the date hereof, unless otherwise noted:

                  (i)      the Trust Agreement;

                  (ii)     the Placement Agreement;

                  (iii)    the Subscription Agreement

                  (iv)     the Certificate of Common Securities;

                  (v)      the Certificate of Capital Securities;

                  (vi)     the Guarantee Agreement;

                  (vii)    the Certificate of Trust; and


                                     B-2-1

                  (vii) a Certificate of Legal Existence for the Trust obtained from the Secretary of the State of the State of Connecticut dated [______________] (the "Certificate of Legal Existence").

         The documents referenced in subparagraphs (i) through (v) above are hereinafter referred to collectively as the "Operative Documents."

         We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the legal existence of the Trust, our opinion relies entirely upon and is limited by the Certificate of Legal Existence, which is attached hereto as Exhibit A.

         We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of State Street, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust), the conformity of the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to use, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion except as indicated herein.

         For the purposes of this opinion we have made such examination of law as we have deemed necessary. The opinions expressed below are limited solely to the internal substantive laws of the State (as applied by courts located in the State without regard to choice of law) and we express no opinion as to the laws of any other jurisdiction. To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission, that the Operative Documents are governed by the internal substantive laws of the State.

         We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Trust Agreement with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of Connecticut or of any other state or other jurisdiction.

         Our opinion, with your permission, is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in


                                     B-2-2
         order for such party to enforce its rights under such Operative Documents, (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust) to execute, deliver and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents other than State Street, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust has duly executed and delivered each of such agreements and instruments to which it is a party and that the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to each such party.

                  (b) We have assumed without any independent investigation (i) that the Institutional Trustee, the Sponsor and the Administrators have received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the Trust Agreement and each of the other Operative Documents, (ii) that each of the Operative Documents (other than the Trust Agreement) is a valid, binding and enforceable obligation of each party thereto other than the Trust, State Street and the Institutional Trustee, as applicable; and, for the purposes of this opinion letter, we herein also assume that each of the Operative Documents (other than the Trust Agreement) constitutes a valid, binding and enforceable obligation of State Street, the Guarantee Trustee and the Indenture Trustee, as applicable under Connecticut and federal law (as to which such matters we are delivering to you a separate opinion letter on this date, which is subject to the assumptions, qualifications and limitations set forth therein).

                  (c) The enforcement of any obligations of State Street, the Sponsor and the Administrators, as applicable, under the Trust Agreement and the obligations of the Trust under the other Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street, the Sponsor, the Administrators or the Trust under any of the Operative Documents.

                  (d) We express no opinion as to the enforceability of any particular provision of the Trust Agreement or the other Operative Documents relating to remedies after default.

                  (e) We express no opinion as the availability of any specific or equitable relief of any kind.

                  (f) The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (g) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or other provisions of the Uniform Commercial Code ("UCC") of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

                  (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.


                                     B-2-3

                  (i) We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

         Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Act").

         2. The Trust Agreement constitutes a valid and binding obligation of State Street and the Institutional Trustee enforceable against State Street and the Institutional Trustee in accordance with the terms thereof.

         3. The Trust Agreement constitutes a valid and binding obligation of the Sponsor and the Administrators, enforceable against the Sponsor and the Administrators in accordance with its terms.

         4. The Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and (b) perform its obligations under such Operative Documents.

         5. Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

         6. The Capital Securities have been duly authorized by the Trust under the Trust Agreement, and the Capital Securities, when duly executed and delivered to the Holders in accordance therewith, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

         7. The Common Securities have been duly authorized by the Trust Agreement, and the Common Securities, when duly executed and delivered to the Company in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement and delivered and paid for in accordance therewith, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

         8. Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust with any of the terms and provisions thereof, (a) violates the Trust Agreement, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable Connecticut law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

         9. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

         10. The Holders, as the beneficial holders of the Capital Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State.

         11. Under the Trust Agreement, the issuance of the Capital Securities is not subject to preemptive rights.


                                     B-2-4

         12. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust, the Trust will not be subject to any tax, fee or other government charge under the laws of the state of Connecticut or any political subdivision thereof.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.


                                             Very truly yours,


                                             BINGHAM DANA LLP


                                     B-2-5

                                   SCHEDULE I


         State Street Bank and Trust Company of Connecticut, National
         Association

         State Street Bank and Trust Company

         First Tennessee Capital Markets

         Keefe, Bruyette & Woods, Inc.

         Preferred Term Securities II, Ltd.

         Preferred Term Securities II, Inc.

         Heritage Financial Holding Corporation

         Haskell, Slaughter & Young, L.L.C.


                                     B-2-6

                            EXHIBIT A TO EXHIBIT B-2

                         CERTIFICATE OF LEGAL EXISTENCE

                                 See Tab No. 8


                                     B-2-7

                                  EXHIBIT B-3

                          FORM OF TAX COUNSEL OPINION


Heritage Financial Holding Corporation

Heritage Financial Statutory Trust I

First Tennessee Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117

Keefe, Bruyette & Woods
7020 South County Line Road
Burr Ridge, Illinois 60521

Ladies and Gentlemen:

         We have acted as special tax counsel to Heritage Financial Holding Corporation and to Heritage Financial Statutory Trust I in connection with the proposed issuance of (i) Capital Securities, liquidation amount $1,000 per Capital Security (the "Capital Securities") of Heritage Financial Statutory Trust I, a statutory business trust created under the laws of Connecticut (the "Trust"), pursuant to the terms of the Amended and Restated Declaration of Trust dated as of February 22, 2001 by Heritage Financial Holding Corporation, a Delaware corporation (the "Company"), State Street Bank and Trust Company of Connecticut, National Association, as institutional trustee, and [ADMINISTRATOR NAME], [ADMINISTRATOR NAME] and [ADMINISTRATOR NAME], as Administrators (the "Trust Agreement"), (ii) Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") of the Company issued pursuant to the terms of an Indenture dated as of February 22, 2001 from the Company to State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture"), to be sold by the Company to the Trust, and (iii) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of February 22, 2001 (the "Guarantee") between the Company and State Street Bank and Trust Company of Connecticut, National Association, as guarantee trustee. The Capital Securities and the Corresponding Debentures are to be issued as contemplated by the Offering Circular (the "Offering Circular") dated [_______] prepared by Preferred Term Securities II, Ltd., an entity formed under the Companies Law of the Cayman Islands, and Preferred Term Securities II, Inc., a Delaware corporation.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Offering Circular, (ii) the Indenture, (iii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iv) the Trust Agreement, (v) the Guarantee, and (vi) the form of Capital Securities Certificate attached as an exhibit to the Trust Agreement (collectively the "Documents"). Furthermore, we have relied upon certain statements and representations made by the Company and upon the opinion of Bingham Dana LLP as to certain matters of Connecticut law. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.


                                     B-3-1

         Based upon the foregoing, and assuming (i) that the final Documents will be substantially identical to the forms examined, (ii) full compliance with all the terms of the final Documents, and (iii) the accuracy of representations made by the Company and delivered to us, we are of the opinion that:

         (a) The Corresponding Debentures will be classified as indebtedness for U.S. federal income tax purposes.

         (b) The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

         The opinions expressed above are based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, published interpretations of the Code and such Treasury regulations by the Internal Revenue Service, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied, and may result in federal income tax consequences that differ from those reflected in the opinions set forth above. We note that there is no authority directly on point dealing with securities such as the Capital Securities or with transactions of the type described herein, and that the authorities on which this opinion is based are subject to various interpretations. Further, you should be aware that opinions of counsel have no official status and are not binding on the Internal Revenue Service or the courts. Accordingly, we can provide no assurance that the interpretation of the federal income tax laws set forth in our opinions will prevail if challenged by the IRS in an administrative or judicial proceeding.

         We have also assumed that each transaction contemplated herein will be carried out strictly in accordance with the Documents. Any variance in the facts may result in Federal income tax consequences that differ from those reflected in the opinions set forth above.

         Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

         We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         This letter is delivered for the benefit of the specified addressees and may not be relied upon by any other person. No portion of this letter may be quoted or otherwise referred to in any document or delivered to any other person or entity without the express written consent of Lewis, Rice & Fingersh, L.C. This opinion letter is rendered as of the date set forth above.


                                             Very truly yours,

                                             LEWIS, RICE & FINGERSH, L.C.


                                     B-3-2

Lewis, Rice & Fingersh, L.C.
500 N. Broadway, Suite 2000
St. Louis, Missouri  63102
Attention:  Lawrence H. Weltman, Esq.


         RE: REPRESENTATIONS CONCERNING THE ISSUANCE OF 10.20% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (THE "DEBENTURES") TO HERITAGE FINANCIAL STATUTORY TRUST [I] (THE "TRUST") AND SALE OF TRUST SECURITIES (THE "TRUST SECURITIES") OF THE TRUST

Ladies and Gentlemen:

         In accordance with your request, Heritage Financial Holding Corporation (the "Company") hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Debentures to the Trust and the sale of the Trust Securities.

         Company hereby represents that:

         1. The sole assets of the Trust will be the Debentures, proceeds of the Debentures, or both.

         2. The Company intends to use the net proceeds from the sale of the Debentures for general corporate purposes.

         3. The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Debentures, and
(iii) engaging only in activities necessary or incidental thereto.

         4. The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

         5. The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Debentures as indebtedness for all United States tax purposes.

         6. During each year, the Trust's income will consist solely of payments made by the Company with respect to the Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company's obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Debentures. Neither the Company's obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of Company or any affiliate of the Company.

         7. The Company expects that it will be able to make, and will make, timely payment of principal and interest pursuant to the terms of the Debentures with available capital or accumulated earnings.

         8. The Company presently has no intention to defer interest payments on the Debentures, and it considers the likelihood of such a deferral to be remote because, if it were to exercise its right to defer payments of interest with respect to the Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Debentures, in each case subject to limited exceptions stated in Section 2.11 of the Indenture dated as of February 22, 2001.

         9. Immediately after the issuance of the Debentures, the debt-to-equity ratio of the Company (excluding deposit liabilities from the Company's debt) will be within standard banking industry norms and, in any event, will be no higher than four to one (4 : 1).

         10. To the best of our knowledge, the Company is currently in compliance with all federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its affiliates.

         11. The Company will not issue any class of common stock or preferred stock senior to the Debentures during their term.

         12. The Internal Revenue Service has not challenged the interest deduction on any class of the Company's subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

         The above representations are accurate as of the date below and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company.


                                             Very truly yours,

                                             HERITAGE FINANCIAL HOLDING
                                             CORPORATION


Date:                      2001              By:
     ---------------------                      -------------------------------

                                             Title
                                                   ----------------------------

                                   EXHIBIT C

                              COMPANY SUBSIDIARIES

Heritage Bank

                                   EXHIBIT D

                            FORM OF QUARTERLY REPORT

Mr. Frederick Agu
Preferred Term Securities II, Ltd.
c/o The Chase Manhattan Bank
600 Travis Street
50th Floor
Houston, TX  77002


Heritage Financial Holding Corporation
As of [March 30, June 30, September 30 or December 31], 20__.*


Tier 1 Capital to Risk Weighted Assets                     ________

Ratio of Double Leverage                                   ________

Non-Performing Assets to Loans and OREO                    ________

Ratio of Reserves to Non-Performing Loans                  ________

Ratio of Net Charge-Offs to Loans                          ________

Return on Average Assets                                   ________

Net Interest Margin                                        ________

Efficiency Ratio                                           ________

Ratio of Loans to Assets                                   ________

Ratio of Loans to Deposits                                 ________

Total Assets                                           $   ________

Year to Date Net Income                                $   ________

- ---------
*A table describing the quarterly report calculation procedures is provided on page D-2

REPORT ITEM             CORRESPONDING FRY-9C OR LP LINE ITEMS                   DESCRIPTION OF CALCULATION
- ----------------------- ------------------------------------------------------- --------------------------------------------
"Tier 1 Capital" to     (BHCK8274/BHCKA223)                                     Tier 1 Risk Ratio:  Core Capital
Risk Weighted Assets                                                            (Tier 1)/Risk-Adjusted Assets.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Ratio of Double         (BHCP3239+BHCP1273+BHCP0201)/(BHCP3210-                 Total equity investments (plus goodwill
Leverage                BHCP3164-BHCP3165-BHCP3163-BHCP3238-BHCP4485-           and intangibles) in subsidiaries divided
                        BHCP0087-BHCP0536-BHCP0202-BHCP0203)                    by the total equity capital.  This field
                                                                                is calculated at the parent company
                                                                                level.  "Subsidiaries" include bank, bank
                                                                                holding company, and nonbank subsidiaries.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Non-Performing Assets   (BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/         Total Nonperforming Assets
to Loans and OREO       (BHCK2122+BHCK2744)                                     (NPLs+Foreclosed Real Estate+Other
                                                                                Nonaccrual & Repossessed Assets)/Total
                                                                                Loans + Foreclosed Real Estate.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Ratio of Reserves to    (BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+BHCK5526         Total Loans Loss and Allocated Transfer
Non-Performing Loans    -BHCK3507)                                              Risk Reserves/Total Nonperforming Loans
                                                                                (Nonaccrual + Restructured).
- ----------------------- ------------------------------------------------------- --------------------------------------------
Ratio of Net            (BHCK4635-BHCK4605)/(BHCK3516)                          Net chargeoffs for the period as a
Charge-Offs to Loans                                                            percentage of average loans.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Return on Assets        (BHCK4340/BHCK3368)                                     Net Income as a percentage of Assets.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Net Interest Margin     (BHCK4519/BHCK3402)                                     (Net Interest Income Fully Taxable
                                                                                Equivalent, if available / Average Earning
                                                                                Assets)
- ----------------------- ------------------------------------------------------- --------------------------------------------
Efficiency Ratio        (BHCK4093)/(BHCK4519+BHCK4079)                          (Noninterest Expense less Foreclosed
                                                                                Property Expense and Amortization of
                                                                                Intangibles Expense)/ (Net Interest Income
                                                                                Fully Taxable Equivalent, if available,
                                                                                plus Noninterest Income)
- ----------------------- ------------------------------------------------------- --------------------------------------------
Ratio of Loans to       (BHCK2125/BHCK2170)                                     Total Loans & Leases (Net of Unearned
Assets                                                                          Income & Gross of Reserve)/ Total Assets
- ----------------------- ------------------------------------------------------- --------------------------------------------
Ratio of Loans to       (BHCK2125)/(BHDM6631+BHDM6636+BHFN6631+BHFN6636)        Total Loans & Leases (Net of Unearned
Deposits                                                                        Income & Gross of Reserve)/ Total Deposits
                                                                                (Includes Domestic and Foreign Deposits)
- ----------------------- ------------------------------------------------------- --------------------------------------------
Total Assets            (BHCK2170)                                              The sum of total assets.  Includes cash
                                                                                and balances due from depository
                                                                                institutions; securities; federal funds
                                                                                sold and securities purchased under
                                                                                agreements to resell; loans and lease
                                                                                financing receivables; trading assets;
                                                                                premises and fixed assets; other real
                                                                                estate owned; investments in
                                                                                unconsolidated subsidiaries and associated
                                                                                companies; customer's liability on
                                                                                acceptances outstanding; intangible
                                                                                assets; and other assets.
- ----------------------- ------------------------------------------------------- --------------------------------------------
Net Income              (BHCK4300)                                              The sum of income (loss) before extraordinary
                                                                                items and other adjustments and extraordinary
                                                                                items; and other adjustments, net of income
                                                                                taxes.
- ----------------------- ------------------------------------------------------- --------------------------------------------